UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On May 2, 2022, Sharmistha Dubey announced her intention to step down from her position as Chief Executive Officer of Match Group, Inc. (“Match Group” or the “Company”), effective May 31, 2022. In accordance with her employment agreement, Ms. Dubey’s outstanding and unvested incentive equity awards will vest as to 50% of the unvested shares subject thereto, subject to her execution of a general release and waiver of claims. Ms. Dubey has, however, agreed to relinquish and forfeit equity awards granted to her in February 2022 as part of her compensation as Chief Executive Officer. Ms. Dubey’s resignation was not a result of any disagreements with Match Group on any matter relating to its operations, policies or practices.

Ms. Dubey will continue serving as a member of the Board of Directors (the “Board”) of the Company. In connection with her service as a non-employee director, Ms. Dubey will receive compensation pursuant to the Company’s non-employee director compensation program as described under “Director Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A dated April 29, 2022 (the “Definitive Proxy Statement”).

Appointment of Chief Executive Officer

On May 2, 2022, the Board appointed Bernard Kim, age 45, to the role of Chief Executive Officer of Match Group and a member of the Board, effective May 31, 2022 (the “Start Date”). Mr. Kim has served as President of Publishing of Zynga Inc. (“Zynga”), a mobile video game developer, since June 2016, where he oversaw various functions including global marketing, user acquisition, revenue, communications, consumer insights, data science, product management, and mergers and acquisitions. Prior to joining Zynga, Mr. Kim spent nearly 10 years at Electronic Arts Inc. (“EA”), as the company’s Senior Vice President of Mobile Publishing. In that role, he oversaw EA’s mobile distribution, strategy, product management, analytics, network engagement, marketing, revenue demand planning, business development, third-party publishing and mergers & acquisitions. Before joining EA, Mr. Kim served as Director of Sales and Channel Strategy at The Walt Disney Company, where he led sales and retail for Disney Mobile. Mr. Kim holds an undergraduate degree in both economics and communications from Boston College. In determining that Mr. Kim should serve as a director, the Board considered his future position as Chief Executive Officer of the Company as well as his considerable experience managing operations and strategic planning in the mobile application and interactive entertainment industry.

In connection with Mr. Kim’s appointment as a member of the Board, the Board increased its size from eleven to twelve members, effective as of the Start Date.

Compensatory Arrangements of Chief Executive Officer

Effective as of May 3, 2022, Match Group and Mr. Kim entered into an employment agreement (the “Employment Agreement”). Unless otherwise specified, capitalized terms used but not defined below shall have the meanings set forth in the Employment Agreement.

The Employment Agreement has a scheduled term of one year from the Start Date and provides for automatic renewals for successive one-year terms absent written notice from Match Group or Mr. Kim. The Employment Agreement provides that, during the term, Mr. Kim will be eligible to receive (i) an annual base salary of $1,000,000, (ii) discretionary annual cash bonuses, (iii) equity awards (as described below) and (iv) customary health and retirement benefits.

Following his start date, Mr. Kim will receive (i) restricted stock units of the Company, with a value at grant of $7,000,000, vesting in three equal installments on the first three anniversaries of the grant date and (ii) performance stock units of the Company, with a target value at grant of $9,000,000, vesting on the third anniversary of the grant date, subject to continued employment and attainment of applicable performance goals, in each case, subject to Mr. Kim’s continued employment. Mr. Kim will be eligible for future equity-based awards, as determined by the Board (with a value at grant targeted at $12,000,000 for 2023).

In the event Mr. Kim’s employment is terminated by the Company without Cause (other than by reason of death or disability), due to the Company’s Non-Renewal of the employment term or by Mr. Kim for Good Reason (a

“Qualifying Termination”), subject to his execution and non-revocation of a release and compliance with the post-termination covenants described below, Mr. Kim would be entitled to:

•	salary continuation for 12 months from the date of such Qualifying Termination, payable in equal installments;

•	his annual target bonus and any accrued but unpaid annual bonus for the year prior to termination, payable within 60 days after the date of such Qualifying Termination;

•	accelerated vesting of the portion of any outstanding and unvested equity awards that would have vested through the second anniversary of the date of such Qualifying Termination, provided that any equity awards that are subject to outstanding and unsatisfied performance conditions shall vest only to the extent such performance conditions are satisfied on or prior to the second anniversary of the date of termination; and

•	Company-paid coverage under the Company’s group health plan or monthly payments necessary to cover the full premiums for continued coverage under the Company’s plan through COBRA, which payments will be grossed up for applicable taxes, for up to 12 months following the date of such Qualifying Termination (but ceasing once equivalent employer-paid coverage is otherwise available to Mr. Kim).

In the event that a Qualifying Termination occurs within 12 months following a Change in Control (a “Change in Control Termination”), subject to his execution and non-revocation of a release and compliance with the post-termination covenants described below, Mr. Kim would be entitled to:

•	salary continuation for 18 months from the date of such Change in Control Termination, payable in equal installments;

•	an amount equal to (i) 1.5 times his annual target bonus and (ii) any accrued but unpaid annual bonus for the year prior to termination, payable within 60 days after the date of such Change in Control Termination;

•	accelerated vesting of the portion of any outstanding and unvested equity awards as described for Qualifying Terminations above, except that any equity awards that are subject to outstanding and unsatisfied performance conditions shall be deemed earned at the greater of target and actual performance as of the date of such Change in Control; and

•	continued health benefits described above, for up to 18 months following the date of such Change in Control Termination (but ceasing once equivalent employer-paid coverage is otherwise available to Mr. Kim).

Pursuant to the Employment Agreement, Mr. Kim is bound by covenants not to compete with Match Group and not to solicit Match Group’s employees or business partners during the term of his employment and for 18 months thereafter. Mr. Kim has also agreed not to use or disclose any confidential information of Match Group or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

This description is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

A copy of Match Group’s press release announcing the executive leadership changes discussed above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Additional Information

This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Match Group, Inc. 2022 Annual Meeting (the “2022 Annual Meeting”). The Company has filed with the Securities and Exchange Commission (the “SEC”) and made available to the Company’s stockholders of record on April 11, 2022 the Definitive Proxy Statement containing important information about the matters to be considered by the Company’s stockholders at its 2022 Annual Meeting. BEFORE MAKING ANY VOTING DECISION, MATCH GROUP, INC. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSALS REGARDING THE MATTERS TO BE CONSIDERED AT THE 2022 ANNUAL MEETING. Investors and stockholders can obtain a copy of the documents filed by the Company with the SEC, including the Definitive Proxy Statement (and any amendments and supplements thereto), free of charge from the SEC’s website, http://www.sec.gov or by directing a request by mail to the Company at or from the Company’s investor relations website at http://ir.mtch.com.

Participants in the Solicitation

The Company and its directors, nominees and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the matters to be considered at the 2022 Annual Meeting. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are described in the Definitive Proxy Statement filed with the SEC on April 29, 2022 and other relevant materials to be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of May 3, 2022, between Match Group, Inc. and Bernard Kim
99.1	Press Release dated May 3, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
	Name:	Jared F. Sine
	Title:	Chief Business Affairs and Legal Officer

Date: May 3, 2022